Exhibit 1.8

                        AMENDMENT TO DECLARATION OF TRUST


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                          PHOENIX MULTI-PORTFOLIO FUND

                        Amendment to Declaration of Trust


     We, the undersigned, being a majority of the members of the Board of Trustees of the Phoenix Multi-Portfolio Fund, a Massachusetts business trust organized under an Agreement and Declaration of Trust dated October 15, 1987, as amended August 23, 1989, April 1, 1993, May 25, 1994, January 1, 1995, March 1, 1995, and May 24, 1995 acting pursuant to Section 6.3 of ARTICLE VI of said Agreement and Declaration of Trust, for the purpose of changing the number of Trustees, hereby further amend said Agreement and Declaration of Trust, effective November 15, 1995, by deleting the first paragraph of Section 2.1 of
ARTICLE II thereof and by inserting in lieu of such paragraph the following paragraph:


     "(a) "Number and Election. At each meeting for the purpose, the Shareholders shall fix the number of Trustees, to serve until the election and qualification of their successors, and shall at such meeting elect the number of Trustees so fixed. The Trustees serving as such may increase or decrease the number of Trustees to a number other than the number theretofore fixed. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. However, the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (d) of this Section 2.1."


WITNESS our hands this 15th day of November, 1995.


                                               /s/ Philip R. McLoughlin
       ---------------------------             ---------------------------
       C. Duane Blinn                          Philip R. McLoughlin

       /s/ Robert Chesek                       /s/ James M. Oates
       ---------------------------             ---------------------------
       Robert Chesek                           James M. Oates

       /s/ E. Virgil Conway                    /s/ Philip R. Reynolds
       ---------------------------             ---------------------------
       E. Virgil Conway                        Philip R. Reynolds

       /s/ Harry Dalzell-Payne                 /s/ Herbert Roth, Jr.
       ---------------------------             ---------------------------
       Harry Dalzell-Payne                     Herbert Roth, Jr.

       /s/ Leroy Keith, Jr.                    /s/ Richard E. Segerson
       ---------------------------             ---------------------------
       Leroy Keith, Jr.                        Richard E. Segerson

                           /s/ Lowell P. Weicker, Jr.
                           ---------------------------
                           Lowell P. Weicker, Jr.